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                             Verizon Northwest Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           Three Months Ended
(Dollars in Millions)                                        March 31, 2002
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Income before provision for income taxes                               $ 92.8
Equity in income from affiliate                                           (.1)
Interest expense                                                         11.1
Portion of rent expense representing interest                             3.7
Amortization of capitalized interest                                       .2
                                                             -----------------
Earnings, as adjusted                                                  $107.7
                                                             =================
Fixed charges:
Interest expense                                                       $ 11.1
Portion of rent expense representing interest                             3.7
Capitalized interest                                                       .3
                                                             -----------------
Fixed Charges                                                          $ 15.1
                                                             =================
Ratio of Earnings to Fixed Charges                                       7.13
                                                             =================